Exhibit 99

CBS CORPORATION REPORTS FIRST QUARTER 2015 RESULTS
Revenues of $3.5 Billion
Operating Income of $702 Million
Record Diluted EPS of $.78
NEW YORK, May 7, 2015 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the first quarter of 2015, including its highest-ever net earnings from continuing operations per diluted share (“EPS”).
“There are tremendous opportunities afforded to companies that create premium programming, and Les and his team are capitalizing on all of them,” said Sumner Redstone, Executive Chairman, CBS Corporation. “I am confident they have the strategy to keep CBS at the top of its game for many years to come.”

“CBS turned in another quarter of record EPS, and our investment in world-class content will lay the foundation to drive future profits,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation. “We are set to close the season with four of the top five new scripted series, all of which we have ownership in and can monetize in a growing number of ways. We will also win the season as the most-watched network in America, with a solid performance across all demographics at a time when others are facing ratings erosion. Looking ahead, we will continue to build upon our position of great strength with a new primetime lineup that we will announce next week, and we expect to be #1 in the Upfront marketplace as well. At the same time, our premium content is also driving growth in our nonadvertising revenue sources. We had terrific first-quarter results in streaming, both internationally and domestically, as well as retransmission consent and reverse compensation, which are steadily making their way toward $2 billion in revenue by 2020 if not before. In addition, our online news channel, CBSN, and our over-the-top service, CBS All Access, are exceeding expectations. We have already expanded CBS All Access to more than half of the country, and we expect it to be offered to 75% of all households by year’s end. As we continue to find new ways to monetize our content, our investment in programming will pay off well into the future, and we remain as committed as ever to returning value to our shareholders.”

First Quarter 2015 Results
Revenues were $3.50 billion for the first quarter of 2015 compared with $3.57 billion for the same prior-year period. The quarter was affected by the broadcast of one fewer National Football League (“NFL”) playoff game on the CBS Television Network and lower advertising revenues at the Company's Local Broadcasting segment. Content licensing and distribution revenues decreased 4%, while affiliate and subscription fees increased 11%, driven by growth in rates.
Operating income was $702 million for the first quarter of 2015 compared with $791 million for the same prior-year period, reflecting a higher investment in sports and entertainment programming.
Net earnings from continuing operations were $394 million for the first quarter of 2015 compared with $462 million for the same prior-year period as a result of the lower operating income. EPS was a record for the quarter at $.78 compared with $.77 for the same quarter in 2014. Weighted average shares outstanding were 506 million in this year's first quarter, down from 600 million in the prior-year period.
Free Cash Flow, Balance Sheet and Liquidity
For the first quarter of 2015, free cash flow was $400 million compared with $520 million for the same prior-year period. Operating cash flow from continuing operations was $417 million compared with $548 million for last year's first quarter. This performance was primarily driven by a higher investment in programming.
During January 2015, the Company issued $600 million of 3.50% senior notes due 2025 and $600 million of 4.60% senior notes due 2045. The Company used the net proceeds for the repurchase of CBS Corp. Class B Common Stock and repayment of short-term borrowings, including commercial paper. Also during the quarter, the Company repurchased 17.2 million shares of its Class B Common Stock for $1.00 billion, at an average cost of $58.07 per share.
Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type as well as operating income (loss) by segment and depreciation and amortization by segment for the three months ended March 31, 2015, and 2014.

	Three Months Ended
	March 31,
Revenues by Segment	2015	2014
Entertainment	$2,261	$2,303
Cable Networks	539	537
Publishing	145	153
Local Broadcasting	596	626
Eliminations	(41)	(49)
Total Revenues	$3,500	$3,570

	Three Months Ended
	March 31,
Revenues by Type	2015	2014
Advertising	$1,784	$1,873
Content licensing and distribution	1,028	1,073
Affiliate and subscription fees	628	567
Other	60	57
Total Revenues	$3,500	$3,570

	Three Months Ended
	March 31,
Operating Income (Loss)	2015	2014
Entertainment	$346	$420
Cable Networks	251	254
Publishing	12	11
Local Broadcasting	161	179
Corporate	(68)	(73)
Total Operating Income	$702	$791

	Three Months Ended
	March 31,
Depreciation and Amortization	2015	2014
Entertainment	$32	$37
Cable Networks	6	5
Publishing	1	2
Local Broadcasting	21	21
Corporate	8	6
Total Depreciation and Amortization	$68	$71

Entertainment (CBS Television Network, CBS Television Studios, CBS Global Distribution Group, CBS Interactive, and CBS Films)
Entertainment revenues were $2.26 billion for the first quarter of 2015 compared with $2.30 billion for the same prior-year period, when the CBS Television Network aired one additional NFL playoff game. Higher affiliate and subscription fee revenues from growth in rates offset a decline in content licensing and distribution revenues.
Entertainment operating income for the first quarter of 2015 was $346 million compared with $420 million for the same prior-year period, reflecting a higher investment in sports and entertainment programming.
Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)
Cable Networks revenues were $539 million for the first quarter of 2015 compared with $537 million for the same prior-year period. Higher revenues from growth in affiliate rates and from the international licensing of Showtime original series offset lower domestic licensing revenues as the first quarter of 2014 included a significant domestic streaming sale of Dexter.
Cable Networks operating income for the first quarter of 2015 of $251 million decreased 1% from $254 million for the same prior-year period, reflecting higher operating expenses, mainly from the timing of theatrical programming.
Publishing (Simon & Schuster)
Publishing revenues for the first quarter of 2015 were $145 million compared with $153 million for the same prior-year period, reflecting lower print book sales. Digital revenues represented 31% of Publishing’s total revenues for the first quarter of 2015. Bestselling titles for the quarter include the 2014 release, All the Light We Cannot See by Anthony Doerr, and Get What's Yours: The Secrets to Maxing Out Your Social Security by Laurence J. Kotlikoff, Philip Moeller, and Paul Solman.
Publishing operating income for the first quarter of 2015 of $12 million increased from $11 million in the first quarter of 2014 as the revenue decline was more than offset by lower selling and inventory costs.
Local Broadcasting (CBS Television Stations and CBS Radio)
Local Broadcasting revenues of $596 million for the first quarter of 2015 decreased 5% from $626 million in the same prior-year period. The decline was due to lower advertising revenues, particularly from the entertainment and retail industries, and was partially offset by growth in affiliate and subscription fee revenues. CBS Television Stations revenues were down 3%, and CBS Radio revenues decreased 7%.
Local Broadcasting operating income for the first quarter of 2015 declined 10% to $161 million from $179 million for the same prior-year period, primarily reflecting lower revenues.
Corporate
Corporate expenses for the first quarter of 2015 decreased 7% to $68 million from $73 million for the same prior-year period primarily reflecting lower employee-related expenses.

About CBS Corporation
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -“the Eye” - one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), CBS Television Studios, CBS Global Distribution Group (CBS Studios International and CBS Television Distribution), CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s programming; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and Chief Communications Officer	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	Jessica Kourakos
Executive Vice President of Communications	Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	jessica.kourakos@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014

Revenues	$3,500	$3,570
Operating income	702	791
Interest expense	(93)	(93)
Interest income	5	3
Other items, net	(4)	5
Earnings from continuing operations before income taxes	610	706
Provision for income taxes	(203)	(234)
Equity in loss of investee companies, net of tax	(13)	(10)
Net earnings from continuing operations	394	462
Net earnings from discontinued operations, net of tax	—	6
Net earnings	$394	$468

Basic net earnings per common share:
Net earnings from continuing operations	$.79	$.79
Net earnings from discontinued operations	$—	$.01
Net earnings	$.79	$.80

Diluted net earnings per common share:
Net earnings from continuing operations	$.78	$.77
Net earnings from discontinued operations	$—	$.01
Net earnings	$.78	$.78

Weighted average number of common shares outstanding:
Basic	498	585
Diluted	506	600

Dividends per common share	$.15	$.12

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	March 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$331	$428
Receivables, net	3,295	3,459
Programming and other inventory	764	922
Prepaid expenses and other current assets	830	780
Total current assets	5,220	5,589
Property and equipment	3,166	3,164
Less accumulated depreciation and amortization	1,772	1,731
Net property and equipment	1,394	1,433
Programming and other inventory	1,854	1,817
Goodwill	6,664	6,698
Intangible assets	6,002	6,008
Other assets	2,622	2,488
Assets of discontinued operations	30	39
Total Assets	$23,786	$24,072
Liabilities and Stockholders’ Equity
Accounts payable	$175	$302
Participants’ share and royalties payable	929	999
Program rights	449	404
Commercial paper	—	616
Current portion of long-term debt	21	20
Accrued expenses and other current liabilities	1,474	1,666
Current liabilities of discontinued operations	44	26
Total current liabilities	3,092	4,033
Long-term debt	7,693	6,510
Other liabilities	6,510	6,441
Liabilities of discontinued operations	94	118
Total Stockholders’ Equity	6,397	6,970
Total Liabilities and Stockholders’ Equity	$23,786	$24,072

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three Months Ended
	March 31,
	2015	2014
Operating Activities:
Net earnings	$394	$468
Less: Net earnings from discontinued operations	—	6
Net earnings from continuing operations	394	462
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	68	71
Stock-based compensation	46	40
Equity in loss of investee companies, net of tax and distributions	13	12
Change in assets and liabilities, net of investing and financing activities	(104)	(37)
Net cash flow provided by operating activities from continuing operations	417	548
Net cash flow used for operating activities from discontinued operations	—	(47)
Net cash flow provided by operating activities	417	501
Investing Activities:
Capital expenditures	(17)	(28)
Investments in and advances to investee companies	(39)	(39)
Proceeds from dispositions	59	6
Other investing activities	2	5
Net cash flow provided by (used for) investing activities from continuing operations	5	(56)
Net cash flow used for investing activities from discontinued operations	(3)	(9)
Net cash flow provided by (used for) investing activities	2	(65)
Financing Activities:
Repayments of short-term debt borrowings, net	(616)	(35)
Proceeds from issuance of notes, net	1,178	—
Payment of capital lease obligations	(4)	(4)
Dividends	(80)	(75)
Purchase of Company common stock	(1,049)	(2,032)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(82)	(125)
Proceeds from exercise of stock options	80	76
Excess tax benefit from stock-based compensation	57	103
Net cash flow used for financing activities from continuing operations	(516)	(2,092)
Net cash flow provided by financing activities from discontinued operations	—	1,570
Net cash flow used for financing activities	(516)	(522)
Net decrease in cash and cash equivalents	(97)	(86)
Cash and cash equivalents at beginning of period (includes $29 (2014) of discontinued operations cash)	428	397
Cash and cash equivalents at end of period (includes $114 (2014) of discontinued operations cash)	$331	$311

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)

Free Cash Flow

The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended
	March 31,
	2015	2014
Net cash flow provided by operating activities	$417	$501
Capital expenditures	(17)	(28)
Exclude operating cash flow from discontinued operations	—	(47)
Free cash flow	$400	$520
The following table presents a summary of the Company’s cash flows:

	Three Months Ended
	March 31,
	2015	2014
Net cash flow provided by operating activities	$417	$501
Net cash flow provided by (used for) investing activities	$2	$(65)
Net cash flow used for financing activities	$(516)	$(522)